EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8, No. ) pertaining to the M & F Worldwide Corp. 2000 Stock Option Plan and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements and schedule of M & F Worldwide Corp. included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.





June 13, 2000
New York, New York